EXHIBIT 11


                              THACKERAY CORPORATION

                   STATEMENT RE COMPUTATION OF PER SHARE DATA

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                BASIC AND DILUTED

                                                              1999                 1998                   1997
                                                              ----                 ----                   ----
Weighted average shares outstanding during the year        5,107,401             5,107,401            5,107,401

Net income (loss) attributable to common stock               $89,000             ($187,000)            $751,000
                                                              ======               =======              =======

Net income (loss) per share                                     $.02                ($.04)                 $.15
                                                                ====                ======                 ====

